Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-232965) and Form S-8 (Nos 333-234152, 333-233467, and 333-227782) of Elastic N.V. of our report dated August 1, 2019, with respect to our audit of the consolidated financial statements of Endgame, Inc. as of December 31, 2018 and 2017 and for each of the years in the three-years ended December 31, 2018.

/s/ Cherry Bekaert LLP
Atlanta, Georgia
December 12, 2019